EXHIBIT 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Amendment No. 1 to the Transition Report of Avino Silver & Gold Mines Ltd. (the "Company") on Form 20-F for the eleven months ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Lisa Sharp, Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 20, 2008	/s/ Lisa Sharp
Lisa Sharp, Principal Financial Officer